EXHIBIT 5.1

Morgan Stanley
1585 Broadway
New York, NY  10036

Ladies and Gentlemen:

We have acted as special counsel to Morgan Stanley, a Delaware corporation (the "Company"), and depositor of Morgan Stanley Capital Trust VII, Morgan Stanley Capital Trust VIII, Morgan Stanley Capital Trust IX and Morgan Stanley Capital Trust X, each a statutory trust formed under the laws of the State of Delaware (each, an "Issuer Trust" and, collectively, the "Issuer Trusts"), in connection with the preparation and filing of a registration statement with the Securities and Exchange Commission on Form S-3ASR (as it may be amended or supplemented from time to time, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") $125,452,274,876 aggregate initial offering price of the following securities, as such amount may be increased from time to time upon due authorization by the Company (the "Securities"): (i) debt securities ("Debt Securities"), (ii) warrants to purchase or sell (a) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities, any other property, (b) currencies, (c) commodities or (d) any combination of the foregoing (collectively, the "Warrants"), (iii) purchase contracts ("Purchase Contracts") requiring the holders thereof to purchase or sell (a) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities or (d) any combination of the above, shares of the Company's common stock, par value $.01 per share ("Common Stock"), (v) shares of the Company's preferred stock, par value $0.01 per share ("Preferred Stock"), to be issued from time to time in one or more series, (vi) an indeterminate number of depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the “Depositary Shares”), (vii) Warrants, Purchase Contracts, Common Stock, Preferred Stock, Debt Securities and debt obligations issued by an entity affiliated or not affiliated with the Company or any combination thereof that may be offered in the form of Units ("Units"), (viii) capital securities of the Issuer Trusts (the "Capital Securities") and (ix) guarantees of the Company with respect to the Capital Securities (the "Guarantees"), and, collectively, the "Shelf Securities").

As used herein, the term "Debt Securities" includes prepaid Purchase Contracts issued under an indenture.

Certain of the Debt Securities (the “Senior Debt Securities”) are to be issued from time to time as senior indebtedness of the Company under a senior indenture dated as of November 1, 2004, between the Company and The Bank of New York (as successor to JPMorgan Chase Bank N.A. (formerly known as

JPMorgan Chase Bank)) (the "Senior Debt Trustee"), as trustee (as supplemented by the First Supplemental Senior Indenture dated as of September 4, 2007 between the Company and the Senior Debt Trustee (the “First Supplemental Senior Indenture”) and the Second Supplemental Senior Indenture dated as of January 4, 2008 between the Company and the Senior Debt Trustee (the “Second Supplemental Senior Indenture”) and as may be further supplemented or amended from time to time, the “Senior Indenture”).

The Senior Indenture and the forms of the Senior Debt Securities are filed or incorporated by reference as exhibits to the Registration Statement.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Senior Indenture and the Senior Debt Securities have been or will be executed in substantially the form reviewed by us and that the terms of the Senior Debt Securities will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its property is subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

We have examined the originals or copies certified or otherwise identified to our satisfaction of such additional corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) are or will have become effective and comply with all applicable laws; (ii) the Registration Statement will continue to be effective and will comply with all applicable laws at the time the Senior Debt Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange

Commission describing the Senior Debt Securities offered thereby and will comply with all applicable laws; (iv) all Senior Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) the Company's Board of Directors (or a committee thereof duly authorized to act on its behalf) (the "Board") and appropriate officers of the Company have taken all necessary corporate action to approve the terms of the Senior Debt Securities and the terms of the offering; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Senior Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; we are of the opinion that:

1. the Senior Indenture and the Senior Debt Securities have been duly authorized by the Company; and

2. when the terms of the Senior Debt Securities have been established by the officers of the Company given authority to do so by the Board and (i) the Senior Debt Securities have been duly authenticated, executed and issued in accordance with the provisions of the Senior Indenture, (ii) if the Senior Debt Securities are intended to be in NGN form, as defined in the Senior Indenture, and are not to be physically delivered to the relevant common safe-keeper (“CSK”) for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, the Senior Debt Securities have been effectuated by the CSK, and (iii) the Senior Debt Securities have been duly paid for by the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement, all required corporate action of the Company will have been taken with respect to the issuance and sale of the Senior Debt Securities and such Senior Debt Securities will have been validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion in paragraph 2 above is subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable principles of general applicability.

We note that, as of the date of this opinion, a judgment for money in an action based on the Senior Debt Securities in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars will depend upon various factors, including which court renders the judgment.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in each of the related prospectuses. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

/s/ Davis Polk & Wardwell